EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

CenterPoint Energy Resources Corp.

(Exact name of obligor as specified in its charter)

Houston, Texas	76-0511406
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1111 Louisiana Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers. Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-15. Not Applicable

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-l filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-l filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers.

4.	A copy of the existing by-laws of the trustee.

5.	The consent of the trustee required by Section 321(b) of the Act.

6.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 12th day of August, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Kathryn Maxwell
Name:	Kathryn Maxwell
Title:	Assistant Treasurer

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of CenterPoint Energy Resources Corp., The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Kathryn Maxwell
Name:	Kathryn Maxwell
Title:	Assistant Treasurer

Houston, Texas

August 12, 2008

REPORT OF CONDITION

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK TRUST COMPANY, NA

in the state of CA at close of business on March 31, 2008

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

Dollar Amounts in Thousands

ASSETS

Cash and balances due from depository institutions:

2,130 0

Noninterest-bearing balances and currency and coin Interest-bearing balances Securities:

0

Held-to-maturity securities

32

Available-for-sale securities

297,195

Federal funds sold and securities purchased under agreements to resell:

Federal funds sold

11,700

Securities purchased under agreements to resell

65,000

Loans and lease financing receivables:

Loans and leases held for sale

0

Loans and leases, net of unearned income

0

LESS: Allowance for loan and lease losses

0

Loans and leases, net of unearned income and allowance

0

Trading Assets

0

Premises and fixed assets (including capitalized leases)

12,911

Other real estate owned

0

Investments in unconsolidated subsidiaries and associated companies

0

Intangible assets:

Goodwill

871,685

Other intangible assets

293,863

Other assets

151,030

Total assets

1,705,546

REPORT OF CONDITION (Continued)

LIABILITIES

Dollar Amounts in Thousands

Deposits:

In domestic offices

1,187

Noninterest-bearing

1,187

Interest-bearing

0

Federal funds purchased and securities sold under agreements to repurchase:

Federal funds purchased

0

Securities sold under agreements to repurchase

0

Trading liabilities

0

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)

218,691

Subordinated notes and debentures

0

Other liabilities

145,238

Total liabilities

365,116

Minority interest in consolidated subsidiaries

0

EQUITY CAPITAL

Perpetual preferred stock and related surplus

0

Common stock

1,000

Surplus (exclude all surplus related to preferred stock)

1,121,520

Retained earnings

214,719

Accumulated other comprehensive income

3,191

Other equity capital components

0

Total equity capital

1,340,430

Total liabilities, minority interest, and equity capital

1,705,546

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Director #1 Michael K. Klugman, President

Director #2 Frank Sulzberger, MD

Director #3 William D. Lindelof. VP

I, Karen Bayz, Vice President

(Name, Title)

of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.